Exhibit 99.1

Timberline Updates Progress on its Acquisition of Staccato Gold Resources

May 5, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) is pleased to provide an update on its acquisition of Staccato Gold Resources Ltd. (Staccato).  The transaction continues to proceed as previously announced on March 23, 2010 and has now moved into the shareholder approval phase.

Timberline’s definitive proxy statement has been filed with the Securities and Exchange Commission (SEC) in the United States and will be mailed to shareholders this week.  The special meeting of Timberline shareholders to vote on the proposed acquisition of Staccato and related proposals will be held at the Timberline office in Coeur d’Alene, Idaho on May 28, 2010.  The related Staccato information circular has also been completed and has been mailed to Staccato shareholders.  Staccato’s special meeting of shareholders to vote on the proposed acquisition by Timberline will be held in Vancouver, BC on May 21, 2010.

As previously announced, the Boards of Directors of both Timberline and Staccato have unanimously approved this transaction and have recommended that shareholders approve the acquisition.  The expected primary benefits for Timberline shareholders include:

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Low cost acquisition of a significant mineralized material base with near-term gold production potential at the Lookout Mountain project

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Large, drill-tested, highly prospective project portfolio on Nevada’s Battle Mountain - Eureka gold trend

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Cash infusion of approximately $5 million, net of transaction costs, for exploration and development, primarily at the Lookout Mountain project

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Growth of strategic assets in Nevada while maintaining an attractive share structure.

Staccato shareholder benefits include:

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Significant premium to the recent Staccato market price and a fresh start toward realization of shareholder value

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Involvement in anticipated near-term gold production at the Butte Highlands Gold Project joint venture where Timberline owns a 50% carried-to-production interest

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Investment in a company with the capability and strategic alliances to explore, drill, permit, develop, and produce – and the corporate strength to advance its projects

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Ownership of two core drilling subsidiaries with positive cash flow to provide economical drilling for exploration and development

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Attractive corporate vehicle and share structure to accommodate additional acquisitions and growth.

Timberline Executive Chairman and Vice President of Exploration, Paul Dircksen, commented, “We are pleased with the results of our extensive due diligence from legal and technical perspectives.  We believe that Timberline’s acquisition of Staccato is being well received in the market and by the shareholders of both companies.  We expect that this transaction will enhance shareholder value, and we are excited to accelerate development of the projects on the South Eureka property.”

Photos and videos highlighting the progress of and showing the activities at the Butte Highlands Gold Project are frequently updated and may be viewed on the Timberline web site at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859